UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01Other Events.

On March 30, 2018, HTG Molecular Diagnostics, Inc. (the “Company”) and QIAGEN Manchester Limited (“QIAGEN”), a U.K. corporation and wholly owned subsidiary of QIAGEN N.V., entered a second amendment of the first statement of work (“SOW One”) under the parties’ Master Assay Development, Commercialization and Manufacturing Agreement (such amendment, the “Second SOW One Amendment”). SOW One was first amended on December 18, 2017.

SOW One, dated June 14, 2017, as amended, relates to the development of a next generation sequencing-based investigational‑use diagnostic assay (the “Project”) that is the subject of a sponsor project agreement between QIAGEN and a pharmaceutical company (“Pharma One”).

Development activities under SOW One, as first amended, are complete, and the Second SOW One Amendment relates to next-phase development activities, including assay design verification and preparation for regulatory submission, for the Project (“Next-Phase Activities”). QIAGEN has agreed to pay the Company low, single-digit millions of dollars in development fees for the Next-Phase Activities. QIAGEN has also agreed to pay the Company milestone payments up to an amount in the low, single-digit millions of dollars in the aggregate upon the achievement of certain development milestones during the Next-Phase Activities. The Next-Phase Activities are expected to be completed in the second quarter of 2018. Successful completion of the Next-Phase Activities is expected to lead to further Project development activities and the potential commercialization of a companion diagnostic assay for a corresponding Pharma One drug.

QIAGEN North American Holdings, Inc., a wholly owned subsidiary of QIAGEN N.V., owns 833,333 shares of the Company’s common stock, and holds a Subordinated Convertible Promissory Note issued by the Company in the principal amount of $3.0 million.

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits or outcomes of SOW One, as amended, and the potential development and commercialization of a companion diagnostic assay. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward‑looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the development activities contemplated by SOW One, as amended, may not be performed as expected, or at all, the risk that the development work under SOW One, as amended, may not support the development and commercialization of a companion diagnostic assay, risks associated with the process of developing, marketing and commercializing the Company’s products, the Company’s ability to achieve and sustain sufficient market acceptance, and the capabilities of the Company’s product and service solutions to keep pace with rapidly changing technology and customer requirements. These and other factors are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements contained in this report speak only as of the date on which they were made, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer